RULE 10f-3(c) PURCHASE RECORD FORM
(See the Rule 10f-3 Procedures for definitions of the capitalized terms used herein.)

1.    Name of Fund:   Insight Select Income Fund

2.    Name of Issuer: _B_a_rc__la_y_s_P_L_C   _

3.    Underwriter from whom purchased:_Ba_r_c_la_y_s    _




_NY_


1 1_M._.k._1


4.   a.   Affiliated Underwriter managing or
participating in underwriting syndicate: _8









b.   Identity of the other
members of the syndicate: _S_e_e__Atta_c_h_e_d   _




5.    Aggregate principal amount of purchase by the Fund,
other investment companies (including other series of
the Fund) advised by the Adviser/Sub-adviser and
other accounts over which the
Adviser/Sub-adviser has investment discretion:_ss_.0_1s_.o_oo   _

6.    Aggregate principal amount of offering:_$_2_,_o_oo__,o_o_o_,o_o_o
_

7.    Purchase price (net of fees and expenses):_$_1_0_0    _

8.    Offering price at close of first day on which any sales were
made: _$_1_00_   _

9.   Date of Purchase: _M_a_y_9_,_2_0_1_7    _


10.    Date offering commenced:_M_a_y_9_,_2_0_1_7   _

11.    Commission, spread or profit:   0   %
$   0  I share 12.   Have the following
conditions been satisfied?
 a.    The securities are:
part of an issue registered
under the Securities Act of
1933 which is being offered
to the public;
part of an issue of government securities, as defined
in section 2(a)(16) of the 1940 Act;   x
Eligible Municipal Securities;   x
sold in an Eligible Foreign Offering; OR   x
sold in an Eligible Rule 144A Offering?   x









b.    (1) If the securities are
municipal securities, the municipal
securities are sufficiently liquid
that they can be sold at or near
their
carrying value within a reasonably short period of time?   x

  (2)    Are the municipal securities
(a) subject to no greater than
moderate credit risk; or (b) if the
issuer of the municipal securities, or
the entity supplying the revenues or
other payments from which the issue is
to be paid, has been in continuous
operation for less than three years,
including the operation of any
predecessors, are the
securities subject to a minimal or low amount of credit risk?   x

  (3)    As part of your assessment in
determining whether the securities are
eligible municipal securities, did you
consider reports, analyses, opinions and
other assessments issued by third-
parties, including nationally recognized
statistical rating organizations?   x

Please describe the materials used in your assessment.







c.    (1) The securities were purchased
prior to the end of the first day
on which any sales were made, at
a price that is not more than the
price paid by each other
purchaser of securities in that
offering or in any concurrent
offering of the securities
(except, in the case of an
Eligible Foreign Offering, for any
rights to purchase that are
required by law to be granted to
existing security holders of the
issuer); OR
x


(2)    If the securities to be
purchased were offered for
subscription upon exercise of
rights, such securities were
purchased on or before the
fourth day preceding the day on
which the rights offering terminates?   x
d.    The underwriting was a firm commitment underwriting?   x

e.    The commission, spread or profit
was reasonable and fair in
relation to that being received
by others for underwriting
similar securities during the same
period?

f.    The issuer of the securities,
except for Eligible Municipal
Securities, and its predecessors
have been in continuous operation
for not less than three years?    x




g.
(1)    Is the Adviser/Sub -adviser of
the Fund a principal underwriter of
the security or an affiliated
person of a principal underwriter
of the security? If the answer is
no, please proceed to section h.

(a)    The amount of the securities,
other than those sold in an
Eligible Rule 144A Offering (see
below), purchased by the Fund, all
investment companies (including
other series of the Fund) advised
by the Adviser/Sub-advi ser and
other accounts with respect to
which the Adviser/Sub-adviser has
investment discretion did not
exceed 25% of the principal amount
of the offering; OR

(b)    If the securities purchased were
sold in an Eligible Rule 144A
Offering, the amount of such
securities purchased the Fund, all
investment companies (including
other series of the Fund) advised
by the Adviser/Sub-adviser and othr
accounts with respect to which the
Adviser/Sub-advi ser has investment
discretion did not exceed 25% of
the total of:

(i)    The principal amount of the
offering of such class sold by
underwriters or members of the
selling syndicate to qualified
institutional buyers, as
defined in Rule 144A(a)(1),
plus

(ii)    The principal amount of the
offering of such class in any
concurrent public offering?


h.   (1) No Affiliated Underwriter
of the purchasing Fund was a
direct or indirect participant in or
beneficiary of the sale; OR

(2)    With respect to the purchase of
Eligible Municipal Securities, such
purchase was not designated as a
group sale or otherwise allocated
to the account of an Affiliated
Underwriter?

i.   Information has or will be
timely supplied to the appropriate
officer of the Fund for inclusion
on SEC Form N-SAR and quarterly
reports to the Trustees?


I have submitted these answers and completed this form based on all available info mation.


Date:
1 /






-3-








US$2,000,000,000 4.836% Fixed Rate Subordinated Notes due 2028 -Barclays PLC - Syndicate:









ANZ Securities

Commonwealth Bank of Australia
Nomu ra


Barclays
BBVA   BNY Mellon Capital Markets, LLC
Drexel Hamilton   Mischler J<'inancial Group,  Inc.
PNC Capital Markets   Santander LLC




CIBC Capital
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Humphrey
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